UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	95-4598246
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.375% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-172560.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Kilroy Realty Corporation (the “Company”) hereby incorporates by reference herein the description of its 6.375% Series H Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”), to be registered hereunder, set forth under the heading “Description of Series H Preferred Stock” in the Company’s prospectus supplement, dated August 6, 2012, to the prospectus, dated March 1, 2011 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-172560) of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and any description of the Series H Preferred Stock included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series H Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Kilroy Realty Corporation Articles of Restatement, (incorporated by reference to Exhibit 3.(i)1 to Kilroy Realty Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

3.2*	Form of Articles Supplementary designating Kilroy Realty Corporation’s 6.375% Series H Cumulative Redeemable Preferred Stock.

3.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.(ii)1 to Kilroy Realty Corporation’s Current Report on Form 8-K as filed with the Securities Exchange Commission on December 12, 2008).

3.4	Amendment No. 1 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Kilroy Realty Corporation’s Current Report on Form 8-K as filed with the Securities Exchange Commission on May 27, 2009).

4.1*	Form of Specimen Certificate for Kilroy Realty Corporation’s 6.375% Series H Cumulative Redeemable Preferred Stock.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 9, 2012

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit Number	Description

3.1	Kilroy Realty Corporation Articles of Restatement, (incorporated by reference to Exhibit 3.(i)1 to Kilroy Realty Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

3.2*	Form of Articles Supplementary designating Kilroy Realty Corporation’s 6.375% Series H Cumulative Redeemable Preferred Stock.

3.3	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.(ii)1 to Kilroy Realty Corporation’s Current Report on Form 8-K as filed with the Securities Exchange Commission on December 12, 2008).

3.4	Amendment No. 1 to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Kilroy Realty Corporation’s Current Report on Form 8-K as filed with the Securities Exchange Commission on May 27, 2009).

4.1*	Form of Specimen Certificate for Kilroy Realty Corporation’s 6.375% Series H Cumulative Redeemable Preferred Stock.

*	Filed herewith.